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                                                                    EXHIBIT 99.1

                                   BLYTH, INC.
                               Segment Information

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
                                                                         2002 QUARTER ENDED(1)
                               -----------------------------------------------------------------------------------------------------
                                                                            (In thousands)
                                       APRIL 30                  JULY 31                 OCTOBER 31                JANUARY 31
                               ----------------------    ----------------------    ----------------------    -----------------------
                                   As           As           As           As           As           As           As           As
                                Reported     Restated     Reported     Restated     Reported     Restated     Reported     Restated
------------------------------------------------------------------------------------------------------------------------------------
NET SALES
  Candles & Home Fragrance     $ 237,930    $ 249,357    $ 192,342    $ 207,011    $ 237,159    $ 244,295    $ 331,747    $ 342,139
  Creative Expressions            23,223        8,133       57,343       38,610       81,992       69,043       36,806       20,183
                               ----------------------    ----------------------    ----------------------    -----------------------
TOTAL                          $ 261,153    $ 257,490    $ 249,685    $ 245,621    $ 319,151    $ 313,338    $ 368,553    $ 362,322

EARNINGS
  Candles & Home Fragrance     $  27,641    $  28,072    $  16,620    $  17,507    $  29,404    $  28,565    $  29,716    $  29,554
  Creative Expressions              (356)        (787)       5,781        4,830       15,688       16,452       (3,837)      (3,703)
                               ----------------------    ----------------------    ----------------------    -----------------------
                                  27,285       27,285       22,401       22,337       45,092       45,017       25,879       25,851
  Other expense                   (2,327)      (2,327)      (1,891)      (1,827)      (3,897)      (3,822)      (4,253)      (4,225)
                               ----------------------    ----------------------    ----------------------    -----------------------
EARNINGS BEFORE INCOME TAXES   $  24,958    $  24,958    $  20,510    $  20,510    $  41,195    $  41,195    $  21,626    $  21,626
                               ======================    ======================    ======================    =======================
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(1) Restatements have been made to the previously reported fiscal 2002 quarterly segment information to reflect the movement of the Foodservice business to the Candles & Home Fragrance segment from the Creative Expressions segment as if the change was effective Februrary 1, 2001.